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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                         United Defense Industries, Inc.

             (Exact name of Registrant as specified in its charter)


            DELAWARE                                            52-2059782
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)


    1525 Wilson Boulevard, Suite 700                             22209-2444
          ARLINGTON, VIRGINIA                                    (Zip Code)
(Address of Principal Executive Offices)


If this form relates to the                     If this form relates to the
registration of a class of                      registration of a class of
securities pursuant to                          securities pursuant to
Section 12(b) of the                            section 12(g) of the
Exchange Act and is                             Exchange Act and is
effective pursuant to                           effective pursuant to
General Instruction A.(c),                      General Instruction A.(d),
please check the following                      please check the following
box.  |X|                                       box. |_|

Securities Act registration statement file number to which this form relates:

                                    333-71986
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                                 (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                         Name of Each Exchange on Which
      To be so Registered                         Each Class is to be Registered
      -------------------                         ------------------------------

Common Stock, par value $0.01                         New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                               None


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Item 1.  Description of Registrant's Securities to be Registered.

     A complete description of the Common Stock, par value $0.01 per share, of United Defense Industries, Inc. (the "Registrant"), which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus which constitutes part of the Registrant's Registration Statement on Form S-1 (Registration No. 333-71986) relating to the offering of 24,265,000 shares of Common Stock of the Registrant filed by the Registrant with the Securities and Exchange Commission on October 22, 2001, as amended from time to time. Such description is hereby incorporated by reference.

Item 2.  Exhibits

         Not Applicable.




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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        UNITED DEFENSE INDUSTRIES, INC.

Date: December 13, 2001               By:     /s/ David V. Kolovat
                                             ----------------------------------
                                      Name:   David V. Kolovat
                                      Title:  Vice President, Secretary and
                                              General Counsel